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                                                                   Exhibit 23.01

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 19, 2003 with respect to the consolidated financial statements of Oceaneering International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002 into the Form S-8 Registration Statements File No. 33-36872, No. 333-35225, No. 333-41190, No. 333-50400, No. 333-98209, No. 333-98211 and
No. 333-99563 and Form S-3 Registration Statement File No. 333-44460.

                                                  /s/ Ernst & Young LLP


Houston, Texas
March 21, 2003